Exhibit 24.1
POWER OF ATTORNEY
     Each person whose signature appears below appoints Thomas A. Daiber and Kurt R. Stevenson, as such person’s true and lawful attorney to execute in the name of each such person, a Registration Statement of Form S-3 registering securities under the Securities Act of 1933, as amended, and to file any amendments to that Registration Statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

Signature	Title	Date

/s/Thomas A. Daiber Thomas A. Daiber	President and Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2009

/s/Dennis J. McDonnell Dennis J. McDonnell	Chairman of the Board and Director	January 30, 2009

/s/Richard J. Berry Richard J. Berry	Director	January 30, 2009

/s/Walter E. Breipohl Walter E. Breipohl	Director	January 30, 2009

/s/Randall E. Ganim Randall E. Ganim	Director	January 30, 2009

/s/Michael A. Griffith Michael A. Griffith	Director	January 30, 2009

/s/Michael J. Hejna Michael J. Hejna	Director	January 30, 2009

/s/John A. Shinkle
John A. Shinkle	Director	January 30, 2009

/s/Mark L. Smith
Mark L. Smith	Director	January 30, 2009

/s/Scott C. Sullivan
Scott C. Sullivan	Director	January 30, 2009